EXHIBIT 99.1

Alliant Energy
4902 North Biltmore Lane
P.O. Box 77007
Madison, WI 53707-1007 www.alliantenergy.com

News Release

FOR IMMEDIATE RELEASE	Media Contact: Rob Crain (608) 458-4469
Investor Relations: Susan Gille (608) 458-3956

ALLIANT ENERGY CORPORATION ANNOUNCES RECEIPT OF REQUISITE CONSENTS AND EARLY TENDER RESULTS AND AMENDMENT TO TENDER OFFER FOR THE EXCHANGEABLE SENIOR NOTES DUE 2030

Madison, Wis. – September 29, 2009 – Alliant Energy Corporation (NYSE:LNT) announced today the results achieved as of 5:00 p.m., New York City time, on September 28, 2009 (the “Early Tender Date”) for its previously announced cash tender offer and consent solicitation for any and all of the outstanding Exchangeable Senior Notes due 2030 (the “Notes”) (CUSIP Nos. 018803403, 018803205 and 018803304). As further explained below, Alliant Energy has received the requisite consents to enter into a supplemental indenture with respect to the Notes, which, among other things, will waive an alleged default with respect to the Notes, rescind a notice of acceleration with respect to the Notes and dismiss related litigation by the trustee for the Notes.

Alliant Energy also announced that, in order to continue to provide all holders of Notes with the opportunity to receive the maximum amount payable pursuant to the tender offer and consent solicitation, Alliant Energy is amending the terms of the tender offer to provide that, subject to the terms and conditions of the tender offer, it will pay the total consideration of $40.00 per Note (including the early tender payment of $2.00 per Note) to all holders of Notes who validly tender their Notes after the Early Tender Date and prior to 5:00 p.m., New York City time, on October 15, 2009, unless extended or earlier terminated by Alliant Energy (such time and date, as the same may be extended or earlier terminated, the “Expiration Date”).

Early Tender Date Results of Tender Offer and Consent Solicitation

As of the Early Tender Date, Alliant Energy had received valid tenders and consents from holders of approximately $402.3 million aggregate principal amount of Notes (or 5,938,660 Notes), which represents 99.96% of the approximately $402.5 million aggregate principal amount of Notes outstanding (or 5,940,960 Notes). As a result of receiving the requisite consents constituting a majority in aggregate principal amount of the outstanding Notes, Alliant Energy and the trustee for the Notes entered into a supplemental indenture that (i) waives an alleged default under the indenture for the Notes asserted in a notice of default from the trustee and its consequences; (ii) rescinds the notice of acceleration from the trustee, which declared the full principal amount of the Notes due and payable, and its consequences; (iii) stipulates that Alliant Energy Corporation’s assumption of the obligations of Alliant Energy Resources under the indenture and the Notes and Alliant Energy Resources’ release from its obligations under the indenture and the Notes were deemed to have been effective on November 25, 2008; (iv) authorizes the filing of a stipulation of dismissal with prejudice in federal court with respect to related litigation by the trustee with respect to the Notes; and (v) approves amendments to the indenture that eliminate substantially all of the covenants and certain of the events of default contained in the indenture.

The supplemental indenture provisions described above will become operative when Alliant Energy accepts for payment all Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date. Alliant Energy expects to make payment today for Notes validly tendered prior to the Early

Tender Date using approximately $68.8 million of cash on hand and $170.0 million of borrowings under a term loan facility it entered into in connection with the tender offer. Alliant Energy also expects to file in federal court today the stipulation of dismissal to end the litigation by the trustee with respect to the Notes. Holders who validly tendered their Notes prior to the Early Tender Date will receive total consideration of $40.00 per Note (including the early tender payment of $2.00 per Note) plus accrued and unpaid interest from the last interest payment date to, but not including, today’s settlement date.

Notes Untendered Prior to Early Tender Date; Amendment to Tender Offer

As a result of the amendment to the tender offer described above, holders of Notes who tender their Notes after the Early Tender Date but prior to the Expiration Date will receive the total consideration of $40.00 per Note (including the early tender payment of $2.00 per Note). Accordingly, all holders who validly tender their Notes pursuant to the tender offer will be eligible to receive the total consideration that holders who tendered prior to the Early Tender Date will receive. Alliant Energy is not amending or modifying any other terms or conditions of its tender offer.

Holders whose Notes are purchased in the tender offer will also be paid accrued and unpaid interest from the last interest payment date to, but not including, the settlement date for Notes purchased pursuant to the tender offer. The settlement date will be promptly after the Expiration Date.

Rights to withdraw Notes tendered and consents delivered pursuant to the tender offer and consent solicitation have terminated.

If a holder of Notes does not validly tender its Notes prior to the Expiration Date, then such Notes will remain outstanding. The Notes bear interest at 2.50% per year, subject to the Company’s right to defer interest for up to 20 consecutive quarterly periods, and do not mature until February 2030.

Information Related to Tender Offer

The tender offer and the consent solicitation are made upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated September 16, 2009 (the “Offer to Purchase”) and related Letter of Transmittal and Consent, each as amended hereby. Alliant Energy Corporation reserves the right to waive any of the conditions to, or to extend, amend or terminate at any time, the tender offer and the consent solicitation. The Offer to Purchase and related Letter of Transmittal and Consent contain important information that should be read carefully before any decision is made with respect to the tender offer and the consent solicitation.

Citi has been retained to serve as the dealer manager for the tender offer and the consent solicitation. Citi can be contacted at (800) 558-3745 (toll-free). Global Bondholder Services Corporation is the information agent and the depositary for the tender offer and the consent solicitation and can be contacted at (866) 807-2200 (toll-free) or (212) 430-3774 (collect).

This release is for informational purposes only and is neither an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to, the Notes nor a recommendation regarding the tender offer and/or consent solicitation. Holders should seek advice from an independent financial advisor as to the suitability of the transactions described herein for the individual concerned. The tender offer and the consent solicitation are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Accounting Charge Associated with Tender Offer

As previously announced, Alliant Energy will incur a non-cash charge based on the aggregate principal amount of Notes purchased in the tender offer because the Notes are currently carried on Alliant Energy’s books at approximately $6.60 per Note, or $39 million in the aggregate. Based on the $402.3 million aggregate principal amount of Notes tendered through the Early Tender Date, Alliant Energy estimates it will incur an after-tax charge of approximately $128 million, or $1.16 per share, in the third quarter of 2009.

Forward-Looking Statements

This press release and the documents referenced in this press release contain or incorporate by reference “forward-looking statements.” All statements, other than statements of historical fact, included in this press release and the documents referenced in this press release, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as “expect” or other words of similar import. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained under “Risk Factors” in Alliant Energy Corporation’s most recent Annual Report on Form 10-K and other documents that Alliant Energy Corporation files from time to time with the Securities and Exchange Commission. Numerous important factors described in the documents referenced in this press release could affect the forward-looking statements and could cause actual results to differ materially from Alliant Energy Corporation’s expectations. Alliant Energy Corporation assumes no obligation, and disclaims any duty, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Alliant Energy is the parent company of two public utility companies – Interstate Power and Light Company and Wisconsin Power and Light Company – and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with subsidiaries serving approximately 1 million electric and 400,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the company’s primary focus. Alliant Energy, headquartered in Madison, Wis., is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the company’s Web site at www.alliantenergy.com.